UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of April 21, 2020 (the “Effective Date”), Predictive Oncology Inc. (the “Company”) and Carl Schwartz, the Company’s Chief Executive Officer, entered into an Exchange Agreement (the “Exchange Agreement”) relating to a promissory note of the Company dated January 31, 2020 issued by the Company in the principal amount of $2,115,000 (the “Note”). The Note bore twelve percent (12%) interest per annum and had a maturity date of September 30, 2020. The accrued interest on the Note through April 21, 2020 was $77,878.36, resulting in a total balance of $2,192,878.36 in principal and accrued interest on the Note as of such date. The Note was issued by the Company to Dr. Schwartz on January 31, 2020 in exchange for certain existing promissory notes, pursuant to an Exchange Agreement dated January 31, 2020. These previous notes were issued in connection with numerous advances by Dr. Schwartz to the Company from November 30, 2018 through July 15, 2019, and the principal balance also included certain premiums.

Dr. Schwartz and the Company agreed that Dr. Schwartz would exchange the Note for newly issued shares of common stock, $0.01 par value of the Company (“Common Stock”) at market value pursuant to the terms and conditions of the Exchange Agreement, which were negotiated by the Company on an arms-length basis with Dr. Schwartz and approved by the Audit Committee of the Company’s Board of Directors in accordance with the listing requirements of the Nasdaq Stock Market.

Pursuant to the Exchange Agreement, Dr. Schwartz delivered the Note to the Company to be cancelled in exchange for 1,533,481 shares of newly issued Common Stock (the “Shares”) at an exchange rate of $1.43 per share, equal to the closing price of the Common Stock on April 21, 2020 prior to the execution of the Exchange Agreement. Dr. Schwartz agreed (i) not to sell or otherwise transfer 766,740 Shares (one-half of the Shares) for three (3) months after the date of the Exchange Agreement, and (ii) not to sell or otherwise transfer the remaining 766,741 Shares for six (6) months after the date of the Exchange Agreement.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company relied on the exemption from federal registration under Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement dated April 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: April 22, 2020